                                                               Exhibit (h)(9)(B)

                                   Appendix A

                                      Fees

          Funds of the Trust with Class,          Administration Fee
                   if applicable                (as % of net assets)/1/
---------------------------------------------   -----------------------
Fund                               Class                  Total
-----------------------------   -------------   -----------------------

Institutional Money Market      Institutional               0.05
                                Capital                     0.07
                                Premium                     0.10
                                Select                      0.15
                                SL Agency                   0.02
                                Aon Captives                0.05
                                Trust                       0.38

Prime Money Market              Institutional               0.05
                                Capital                     0.07
                                Premium                     0.10
                                Select                      0.15
                                SL Agency                   0.02
                                Trust                       0.38

Government Money Market         Institutional               0.05
                                Capital                     0.07
                                Premium                     0.10
                                Select                      0.15
                                SL Agency                   0.02
                                Trust                       0.38

Treasury Money Market           Institutional               0.05
                                Capital                     0.07
                                Premium                     0.10
                                Select                      0.15
                                SL Agency                   0.02
                                Trust                       0.38

----------
/1/ Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

          Funds of the Trust with Class,          Administration Fee
                   if applicable                (as % of net assets)/1/
---------------------------------------------   -----------------------
LifePath Retirement Portfolio   Class I                     0.50
                                Class R                     0.50
                                Class R-1                   0.75
                                Class S                     0.15

LifePath 2010 Portfolio         Class I                     0.50
                                Class R                     0.50
                                Class S                     0.15

LifePath 2020 Portfolio         Class I                     0.50
                                Class R                     0.50
                                Class R-1                   0.75
                                Class S                     0.15

LifePath 2030 Portfolio         Class I                     0.50
                                Class R                     0.50
                                Class R-1                   0.75
                                Class S                     0.15

LifePath 2040 Portfolio         Class I                     0.50
                                Class R                     0.50
                                Class R-1                   0.75
                                Class S                     0.15

LifePath 2050 Portfolio         Class I                     0.50
                                Class R                     0.50
                                Class R-1                   0.75
                                Class S                     0.15

S&P 500 Stock                   N/A                         0.15

Bond Index                      N/A                         0.15

BGI CoreAlpha Bond              Class S                     0.15

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on September 3, 2009.

Appendix A to Barclays Global Investors Funds Administration Agreement